Exhibit 32

Certifications of CEO and CFO Pursuant to

18 S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Samsonite Corporation (the “Company”) for the quarterly period ended July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Marcello Bottoli, as Chief Executive Officer of the Company, and Richard H. Wiley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARCELLO BOTTOLI
Name: Marcello Bottoli
Title: Chief Executive Officer and President
Date: September 14, 2004

/s/ RICHARD H. WILEY
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and Secretary
Date: September 14, 2004

This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.